EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of the 28th day of April 1997, by and among AGOURON PHARMACEUTICALS, INC., a California corporation ("Agouron"), Agouron Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Agouron ("Acquisition Corporation") and ALANEX CORPORATION, a Delaware corporation ("Target"). Target and Acquisition Corporation are herein sometimes referred to as the "Constituent Corporations."

                                    Recitals

         A. The parties intend that, subject to the terms and conditions hereinafter set forth, Acquisition Corporation will be merged with and into Target (the "Merger") on the date provided for in Article 6 hereof. Subject to the terms of this Agreement, among other things, all outstanding securities (including all outstanding options and warrants, whether vested or unvested, and any other rights to acquire Target securities) of Target will be converted into shares, or rights to acquire shares, of common stock, no par value, of Agouron ("Agouron Common") in accordance with the provisions set forth in Section 1.5 of this Agreement.

         B. The parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to enter into the Merger and the conditions precedent to the consummation of the Merger.

         C. For purposes of this Agreement, Debar ERA, Inc., The Jon and Caroline Jessen Family 1990 Trust, Marvin R. Brown, M.D. and Alexander Polinsky are collectively referred to as the "Principal Stockholders."

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, Agouron, Acquisition Corporation and Target agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 Agreement to Acquire Target. Subject to the terms of this Agreement, Target shall be acquired by Agouron through the merger of Acquisition Corporation with and into Target.

         1.2 Effective Time of the Merger. The Merger shall become effective at the date and time (the "Effective Time") when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable following fulfillment of the conditions set forth in Article 5 hereof, or at such time thereafter as is provided in such Certificate.

         1.3      Effects of the Merger.  At the Effective Time:

                  (a) Acquisition Corporation shall be merged with and into Target and the separate corporate existence of Acquisition Corporation shall cease. Target shall continue as the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall succeed, without other transfer, to all the rights and properties of Acquisition Corporation and shall be subject to all the debts and liabilities of Acquisition Corporation as if the Surviving Corporation had itself incurred them;

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                  (b) the Certificate of  Incorporation of Target shall continue as the Certificate of Incorporation of Surviving Corporation, except that such Certificate of Incorporation shall be amended and restated in its entirety in substantially the form attached hereto as Exhibit A (the "Amended and Restated Certificate"). The purposes of the Surviving Corporation shall be those contained in the Amended and Restated Certificate. The authorized capital stock of the Surviving Corporation shall be 100 shares of Common Stock, $.01 par value;

                  (c) the bylaws of Acquisition Corporation, as in effect immediately prior to the Effective Time, shall be and become the bylaws of the Surviving Corporation without change or amendment until altered, amended or repealed as provided for in such bylaws or by law;

                  (d) the directors and officers of the Surviving Corporation shall be as follows:

                  Directors:

                  Peter Johnson                  Director

                  Officers:

                  Marvin R. Brown, M.D.          President
                  Steven S. Cowell               Chief Financial Officer
                  Gary E. Friedman               Secretary

                  (e) the Merger shall, from and after the Effective Time, have all the effects set forth in this Agreement and as provided by applicable law.

         1.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, bills of sale, assignments or assurances in law or any other actions or things are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its rights, title or interest in, to or under any of the rights, property or assets of Acquisition Corporation as a result of, or in connection with, the Merger or (b) otherwise to carry out the purposes of this Agreement, Acquisition Corporation and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, bills of sale, assignments and assurances in law and to take and do all such other actions as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Acquisition Corporation or otherwise to take any and all such actions.

         1.5     Effect on Securities.  As of the Effective Time, subject to
Section 1.8, by virtue of the Merger and without any action on the part of Agouron, the Constituent Corporations or any stockholder thereof, the securities of the Constituent Corporations outstanding at the Effective Time shall be converted or treated as follows:

                  (a) Capital Stock of Acquisition Corporation. All issued and outstanding shares of capital stock of Acquisition Corporation shall continue to be issued and shall be converted into 100 shares of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Acquisition Corporation evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (b) Cancellation of Target-Owned Stock. All shares of Target equity, if any, that are owned directly or indirectly by Target or any subsidiary of Target shall be cancelled, and no stock of Agouron or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Target Common. Subject to Sections 1.5(b), 1.5(f), and 1.8, each share of Target Common Stock, $.001 par value ("Target Common"), issued and outstanding immediately prior to the Effective Time, and all rights existing with respect thereto, shall cease to be outstanding and shall be converted, without any action on the part of the holder thereof, into the right to receive that number of shares of Agouron Common determined by utilizing the Exchange Ratio as defined in, and in accordance with, Section 1.6 below.

                  (d) Assumption of Target Warrants. At the Effective Time, Agouron shall assume the warrant (the "Target Warrant") to purchase Target Common then outstanding, which shall thereafter be deemed to be a warrant to purchase, in lieu of the shares of Target common stock previously subject to such Target Warrant, that number of shares of Agouron Common equal to the product of the number of Target Common shares subject to the Target Warrant, to the extent not exercised or terminated prior to the Effective Time, multiplied by the Exchange Ratio as defined in and in accordance with Section 1.6 below and rounded downward to the nearest whole share, at an exercise price per share equal to the exercise price per share under the Target Warrant divided by the Exchange Ratio as defined in and in accordance with Section 1.6 below and rounded upward to the nearest whole cent, subject to the provisions of Section 1.5(g). The term, exercisability and vesting schedule, if applicable, and all other terms of the Target Warrant will otherwise be unchanged.

                  (e) Assumption of Stock Options and Agreements. At the Effective Time, Agouron shall assume all options to purchase Target Common, whether vested or unvested, issued under the Target's 1993 Stock Plan, as amended, or its 1996 Equity Incentive Plan, or pursuant to any other option agreements outstanding as of the Effective Time (collectively "Target Options"). Each of the Target Options shall be assumed without any action on the part of the holder thereof as of the Effective Time. The number of shares of Agouron Common that the holder of an assumed Target Option shall be entitled to receive upon the exercise of such option shall be the number of whole shares determined by multiplying the number of shares of Target Common subject to such option, determined immediately before the Effective Time, by the Exchange Ratio as defined and in accordance with Section 1.6 below. The option price of each share of Agouron Common subject to an Target Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Target Common at which such option is exercisable immediately before the Effective Time by the Exchange Ratio as defined and in accordance with Section
1.6 below, subject to the provisions of Section 1.5(g). The assumption of options as provided herein shall not give the holders of such options additional benefits or additional vesting rights which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Agouron Common shall be issued upon exercise of any Target Option rounded downward to the nearest whole share. The term, exercisability and vesting schedule, if applicable, and all other terms of the Target Options will otherwise be unchanged. Following the Closing, Agouron shall send to each holder of an assumed Target Warrant and Target Option a written notice setting forth (i) the number of shares of Agouron Common subject to such assumed Target Warrant and Target Option, and (ii) the exercise price per share of Agouron Common issuable upon exercise of such assumed Target Warrant and Target Option. At the time of the closing of the Merger, Agouron shall file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 registering the shares of Agouron Common issuable upon exercise of the assumed Target Options.

                  (f) Fractional Shares. No fractional shares of Agouron Common shall be issued, but in lieu thereof each holder of Target Common, who would otherwise be entitled to receive a fraction of a share of Agouron Common (after aggregating all fractional shares of Agouron Common to be received by such holder) shall receive from Agouron an amount of cash (rounded up to the nearest whole cent) equal to the product of (i) the fraction of a share of Agouron Common to which such holder would otherwise be entitled, and (ii) the average closing price per share of Agouron Common as reported on The Nasdaq Stock Market for the five (5) trading days prior to and including the execution date of this Agreement.

                  (g) Escrow Shares. An amount of Agouron Common (the "Escrow Shares") representing twenty percent (20%) of the aggregate number of Agouron Common, and when exercised (the date of exercise hereinafter referred to as the "Exercise Date") the Agouron Common underlying the assumed Target Options and Target Warrants received in the Merger, shall, pursuant to this Agreement be delivered by Agouron promptly following the Effective Time, or the Exercise Date as the case may be, into the "Escrow Fund" as defined in, and pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"). During the period that Agouron Common remains in the Escrow, the exercise of any Target Option or Target Warrant will require the deposit into the Escrow Fund of twenty percent (20%) of the resulting Agouron Common issued. If a holder of Target Common, Target Option or Target Warrant does not execute the Escrow Agreement, the shares of Agouron Common which would have been placed in escrow will be held by Agouron and released upon the same conditions as required by the Escrow Agreement. The Escrow Shares shall be held in the Escrow Fund and released therefrom when and as provided by the Escrow Agreement and this Agreement, subject to the conditions, requirements and agreements set forth in this Agreement (including, without limitation, the indemnification provisions), and not be assignable or transferable unless and until released pursuant to the Escrow Agreement and this Agreement. At the final settlement of the Escrow Fund, the number of shares of Agouron Common attributable to each outstanding Target Option or Target Warrant will be adjusted to equal the number of shares the holder of such shares would have received if the Target Options or Target Warrants had been exercised at the Closing Date of the Merger and placed in the Escrow Fund.

         1.6      Exchange of Certificates.

                  (a) Agouron To Provide Common Stock. Promptly after the Effective Time, Agouron shall make available for exchange, in accordance with this Article 1, and subject, among other things, to the provisions of Article 8 hereof, the shares of Agouron Common issuable pursuant to Section 1.5 of this Agreement in exchange for all of the outstanding Target Common.

                  (b) Exchange Ratio. "Target Securities" shall mean collectively shares of Target Common, options outstanding to acquire Target Common (the "Target Options") and warrants to purchase shares of Target Common (the "Target Warrants") outstanding immediately prior to the Effective Time. The Parties agree that the Exchange Ratio will be determined by using the following formulae:

       Target Securities =  Target Common + Target Options + Target Warrants

        Exchange Ratio =     1,000,000           [1,000,000 = 0.1888606]
                          --------------          ---------
                          Target Securities       5,294,910
                                                  example: as of date hereof

                  Based on the above example, the Exchange Ratio is 0.1888606 Agouron Common shares for each Target Share. It is further understood that the maximum number of shares of Agouron Common which will either be issued in the Merger or become subject to outstanding options or warrants assumed by Agouron in the Merger is 1,000,000, subject to adjustment as provided in Article 9. Stockholders of Target will receive cash in lieu of any fractional Agouron Common to which they would otherwise be entitled as provided in Section 1.5(f).

                  (c)      (RESERVED)

                  (d) Exchange Procedures. As soon as practicable after the Effective Time, Agouron shall mail, to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Target Common (the "Certificates") whose Target Common is being converted into Agouron Common and cash pursuant to Section 1.5 of this Agreement and who have not surrendered the Certificates at the Closing, instructions for use in effecting the surrender of the Certificates in exchange for Agouron Common. Upon surrender of a Certificate for cancellation to Agouron or Agouron's transfer agent as Agouron may determine, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing the number of shares of Agouron Common and payments in lieu of fractional shares to which the holder of Target Securities is entitled pursuant to Section 1.5 of this Agreement and is represented by the Certificate so surrendered; provided, however, that the Escrow Shares shall be transferred from Agouron's transfer agent to the Escrow Agent, to be held in escrow and administered by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement. The delivery of the Escrow Shares shall be made on behalf of the Target Securityholders in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Agouron directly to such holders and subsequently delivered by such holders to the Escrow Agent. The shares or rights to shares so deposited shall not be assignable or transferable except as provided in the Escrow Agreement. Each Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Target Securities which is not registered in the transfer records of Target, the stock certificates representing shares of Agouron Common and cash may be delivered to a transferee if the Certificate representing the right to receive such Agouron Common is presented to Agouron and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable taxes have been paid or withheld. Agouron shall follow the same procedure with respect to lost, stolen or mutilated Certificates as it follows with respect to lost, stolen or mutilated Agouron certificates. Unless and until any such Certificate shall be so surrendered, or such procedures respecting lost, stolen or mutilated Certificates are followed, the holders of the Certificate shall not be entitled to receive certificates for the Agouron Common or cash for any fractional share of Agouron Common and any dividends paid or other distributions made to holders of record of Agouron Common after the Effective Time shall be paid to and retained by Agouron and paid over to such holder when such Certificate is surrendered or such procedures are implemented in accordance with this Section 1.6(d).

         1.7 No Further Ownership Rights in Target Securities. All Agouron Common or rights to Agouron Common delivered upon the surrender for exchange of Target Securities in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Target Securities. There shall be no further registration of transfers on the transfer books of the Surviving Corporation of the Target Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged only as provided in this Article 1.

         1.8 Dissenting Target Common. Target Common which is not voted in favor of the Merger and with respect to which a demand for payment and appraisal shall have been properly made in accordance with the Delaware General Corporation Law ("Dissenting Target Common") shall not be converted into the right to receive Agouron Common and the holders of such Dissenting Target Common shall be entitled only to such rights as may be granted to such holders by the Delaware General Corporation Law; provided, however, that if a holder of Dissenting Target Common shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Target Common shall cease to be Dissenting Target Common and shall be converted into the right to receive, and shall be exchangeable for, the Agouron Common into which such Dissenting Target Common would have been converted pursuant to Section 1.5 hereof.

         1.9 Accounting Treatment. The parties intend that the purchase method of accounting will be used by Agouron to account for the Merger.

         1.10 Tax Treatment. The parties intend that the Merger will be a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Except as otherwise set forth in the Schedules attached hereto (it being agreed that any item set forth in Schedules having relevance to more than one of the following sections of this Agreement shall be recited in full or cross-referenced in each applicable section of the subject Schedule), Target represents and warrants to Agouron and Acquisition Corporation as of the date of this Agreement as follows:

         2.1 Organization. Target is a corporation (a) duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) duly qualified and in good standing to do business as a foreign corporation in the State of California. Target is not required to be qualified to do business in any other jurisdiction and the failure to be so qualified will not have a material adverse effect on Target, its assets or business. Target has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
Target has delivered to Agouron true, correct and complete copies of Target's Certificate of Incorporation and Bylaws and all amendments thereto (the "Target Certificate of Incorporation" and the "Target Bylaws," respectively), and true, correct and complete copies of the minutes of all meetings and other corporate actions of the directors, committees of the directors and of the stockholders of Target since inception.

         2.2 Capital Structure. At the date hereof, the authorized capital stock of Target consists of 40,000,000 shares of Target Common, par value $.001, and 10,000,000 shares of preferred stock, par value $.001 ("Target Preferred"). At the date hereof, (a) 3,833,824 shares of Target Common are issued and outstanding; (b) not less than 1,011,086 shares of Target Common are reserved for issuance upon exercise of the Target Options; and (c) Target is obligated to issue 450,000 additional shares of Target Common pursuant to the Target Warrant. No shares of Target Preferred are issued or outstanding or reserved for issuance. Target has attached hereto as Schedule 2.2 a true, correct and complete list of holders of Target Common, Target
Options, and of the Target Warrant, showing the number of shares, options and warrants held by each such stockholder, optionholder and warrantholder.

                  To the best knowledge of Target, all of the outstanding Target Common, Target Options and Stock Warrant were issued in compliance with applicable exemptions from registration provisions of federal and state securities laws. All of the outstanding shares of Target Common are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Target's Certificate of Incorporation or Bylaws or any agreement to which Target is a party or is bound.

         2.3 Obligations With Respect to Capital Stock. Target has provided or shall provide any required notices of the Merger or the transactions contemplated hereby including the assumptions provided for in Sections 1.5(d) and (e) hereof to (or obtain required consents for the Merger or the transactions contemplated hereby including the assumptions provided for in Sections 1.5(d) and (e) hereof) the holders of all Target Options and the Stock Warrant. Except as set forth in Schedule 2.2, there are no equity securities of any class of Target, or any security or obligation exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.2, there are no options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. To the best of Target's knowledge, except as set forth on Schedule 2.3, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of shares of capital stock of Target.

         2.4 Equity Investments. Target does not own and has not subscribed or otherwise agreed to purchase any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

         2.5 Authority. Target has all requisite corporate power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein (including, without limitation, Section 5.1(a)) and the approval of this Agreement and the transactions contemplated thereby by Target's stockholders, to consummate the transactions contemplated hereby and thereby. The execution and delivery by Target of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Target. This Agreement, the Escrow Agreement and related agreements have been duly executed and delivered by Target, and such agreements constitute valid and binding obligations of Target enforceable against Target in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Provided the conditions set forth in Article 5 are satisfied, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (a) any provision of Target's Certificate of Incorporation or Bylaws or (b) any agreement or instrument, permit, license, judgment, order or any state or federal law, applicable to Target or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Target taken as a whole. Target has prepared and delivered to Agouron, and attached hereto as Schedule 2.5, a full and complete list of all necessary
consents,   waivers  and  approvals  ("Consents")  of  third  parties applicable to the operations of Target that are required to be obtained by Target in connection with the execution and delivery of this Agreement by Target and the performance of Target's obligations hereunder.

                  No Consent, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by or with respect to Target in connection with the execution and delivery of this Agreement by Target and the consummation of the transactions contemplated hereby, except for (a) the filing of a Certificate of Merger and related certificates with the office of the Secretary of State of the State of Delaware, (b) such Consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (c) such other Consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on Target.

         2.6 Financial Statements. Target has furnished to Agouron its audited balance sheets as of December 31, 1995 and 1996 and the related statements of operations, changes in stockholders' equity, and cash flows for the three (3) fiscal years ended December 31, 1996, and attached as
Schedule 2.6 are Target's unaudited balance sheet as of March 31, 1997 and the related statements of operations and cash flows for the three (3) months then ended. The balance sheet at March 31, 1997 is hereinafter referred to as the "Target Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Target Financial Statements." The Target Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as noted in the Notes to the Financial Statements, and are in accordance with Target's books and records, and fairly present the financial position of Target and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the Target Financial Statements, to normal recurring adjustments which will not be material and the absence of footnote disclosures. At the date of the Target Balance Sheet (the "Target Balance Sheet Date"), Target had no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Target Balance Sheet except for liabilities and obligations as may have arisen in the ordinary course of business prior to the date of the Target Balance Sheet and which, under GAAP, would not have been required to be reflected on the Target Balance Sheet.

         2.7 Business Changes. Since the Target Balance Sheet Date, except as otherwise contemplated by this Agreement, Target has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

                  (a) There have been no changes in the condition (financial or otherwise), business, stockholder's equity, assets, properties, employees, operations, obligations or liabilities of Target which, in the aggregate, have had or may be reasonably expected to have a material adverse effect on the condition, business, stockholder's equity, assets, properties or operations of Target.

                  (b) Target has not issued, nor authorized for issuance, nor entered into any commitment to issue, any equity security, bond, note or other security of Target, except for Target Common issuable upon the exercise of Target Warrants and Target Options.

                  (c) Target has not incurred additional debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business.

                  (d) Target has not paid any obligation or liability, nor discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business.

                  (e) Target has not authorized, declared or made any dividend payment or other distribution on or with respect to any share of capital stock of Target.

                  (f) Target has not purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of capital stock of Target.

                  (g) Target has not mortgaged, pledged, or otherwise, voluntarily or involuntarily, encumbered or granted a lien or security interest in any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary and usual course of business or other liens arising in the ordinary course of business.

                  (h) Except as contemplated by this Agreement, Target has not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except, in the case of such assets and property, in the ordinary and usual course of business.

                  (i) Except for short-term investment securities, Target has not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity; Target has not made any expenditure or commitment for the purchase, license, acquisition, construction or improvement of a capital asset.

                  (j) Other than this Agreement and the transactions contemplated hereby, Target has not entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

                  (k) Target has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 2.17).

                  (l) Except as set forth in Schedule 2.7(l), Target has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

                  (m) Target has not effected or agreed to effect any change in its directors, officers or key employees except as contemplated by this Agreement and to Target's best knowledge no officer or key employee of Target has indicated that he or she intends to terminate his or her employment with Target.

                  (n) Target has not effected or committed itself to effect any amendment or modification in its Certificate of Incorporation or Bylaws, except as contemplated in this Agreement.

                  (o) To the best knowledge of Target, no statute has been enacted nor has any rule or regulation been adopted by the States of Delaware or California nor to the knowledge of management of Target, has any statute been enacted nor has any rule or regulation been adopted by any state where laws apply to the business of Target or any federal agency or authority which may reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, stockholder's equity, assets, properties, employees, operations, obligations or liabilities of Target which has not yet been reflected in the operating results of Target.

                  (p) Schedule 2.7 represents a true and correct listing of all known purchase commitments as of the date hereof, and, to the best of Target's knowledge, there are no additional purchase commitments totaling in excess of $100,000.

         2.8      Properties.

                  (a) Target owns no real property. Target's audited balance sheet at December 31, 1996 or the Target Balance Sheet reflects all of the real and personal property used by Target in its business or otherwise held by Target, except for (i) property acquired or disposed of in the ordinary and usual course of the business of Target since the date of such balance sheet, and
(ii) real and personal property not required under GAAP to be reflected thereon. Except as reflected in the notes to Target's audited balance sheet at December 31, 1996, or in the Target

Balance Sheet, Target has good and marketable title to all assets and properties listed on the Target Balance Sheet or thereafter acquired, free and clear of any material imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent and minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Target. All of the fixed assets and properties reflected on Target's audited balance sheet at December 31, 1996, or the Target Balance Sheet or thereafter acquired are in good condition and repair in all material respects and are suitable for the conduct of Target's business as it is now being conducted.

                  (b) Target is, and at all times has been in all material respects, in compliance with all local, state and federal statutes, orders, rules, ordinances and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances and the reporting thereof into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances. "Hazardous Substances" shall mean any pollutant, contaminant, material, substance or waste regulated, restricted or prohibited by any law, regulation or ordinance or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment.

                  (c) Target maintains on its premises certain Hazardous Substances which it uses in the ordinary course of its business, including certain radioactive, chemical, and biological substances, all of which are maintained in material compliance with applicable federal and state regulations. To the best knowledge of Target, Schedule 2.8(c) sets forth an accurate listing of such items. Target has not disposed of any Hazardous Substances (excluding small amounts of office products that may be deemed Hazardous Substances) on or about such premises. To the best knowledge of Target, no release, discharge, spillage or disposal of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the premises the result of which would have an adverse effect on Target. Target has hired Thomas Gray and Associates and P.W.N., to Target's knowledge licensed and bonded hazardous waste disposal brokers, to dispose of its low level radioactive waste and hazardous waste, respectively. Target leases space from General Atomics in a facility that contains multiple tenants. Target is not aware of the existence of any underground storage tanks or of the existence of any discharge of Hazardous Substances at the facility by General Atomics or any other tenant or subtenant located in the General Atomics facility; provided, however, that Target has not conducted any independent investigation of the site nor has Target commissioned a phase one or other environmental assessment of the facility to identify the existence of any underground storage tanks or the existence of any discharge of Hazardous Substances at the General Atomics facility by any person or entity. To Target's knowledge, the General Atomics facility contains asbestos. Target has not, and to its knowledge, General Atomics has not, tested the General Atomics facility for radon contamination.

                  (d) There have been no judicial or administrative proceedings or other investigations and there are no judicial or administrative proceedings or other investigations pending or, to the best knowledge of Target, threatened alleging violation by Target of any local, state or federal laws respecting land use, pollution or protection of the environment including, without limitation, laws regulating the use, storage, transportation or disposal of Hazardous Substances and Target has not received any notice of any investigation, claim or proceeding against Target by any individual or governmental entity relating to Hazardous Substances and Target is not aware of any fact or circumstance which could involve Target in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Target.

                  (e) Target has provided Agouron with a complete list, attached hereto as Schedule 2.8(e), of all real property leased by Target or under option to purchase by Target. To Target's best knowledge all such property leased by Target is held under valid, subsisting and enforceable leases and to Target's best knowledge neither real property owned or leased by Target nor the operations of Target thereon, violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such nonviolation is not dependent, in any instance, on so-called nonconforming use exemptions.

                  (f) Target has provided Agouron with a true, correct and complete list, attached hereto as Schedule 2.8(f), of all permits, consents and approvals which to Target's best knowledge Target is required to have under local, state or federal laws respecting land use, pollution or protection of the environment for the construction of its facilities and the operation of its business. Target has obtained each and every one of such permits, consents and approvals and is, and at all times has been, in material compliance with each and every one of the material terms and conditions thereof. Further, all of the listed permits, consents and approvals are in full force and effect, none have been modified, and there is no proceeding pending which may result in the reversal, rescission, termination, modification or suspension of any such permit, consent or approval.

                  (g) Target has kept all records and made all filings required to be made by Target by all applicable local, state and federal laws relating to land use, pollution and protection of the environment with respect to all exposures, emissions, discharges and releases into the environment and the proper use, storage, transportation and disposal of all Hazardous Substances, except where such failure will not have a material adverse effect on the operations of Target or result in a material liability.

         2.9 Personal Property. A true, correct and complete list (excluding computer software described in Schedule 2.29) of all tangible personal property having an individual cost basis in excess of $10,000 (the "Scheduled Assets") used in the conduct of Target's business as of the date hereof (as it is now being conducted and it is proposed to be conducted) is attached hereto as Schedule 2.9. The Scheduled Assets are in good condition and repair in all material respects and are suitable for the conduct of Target's business as it is now being conducted.

         2.10 Taxes. Except as disclosed in Schedule 2.10, Target has duly filed with the appropriate United States, state, local and foreign governmental agencies all tax returns and reports required to be filed (subject to permitted extensions applicable to such filings), which returns are accurate and complete, and has paid or accrued in full all taxes, duties, charges, withholding obligations and other governmental liabilities as well as any interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any Governmental Entity. (All such items are collectively referred to herein as "Taxes".) The Target Balance Sheet fully accrues or reserves all current and deferred Taxes. Target is not a party to any pending action or proceeding, nor, to the best knowledge of Target, is any such action or proceeding threatened by any Governmental Entity for the assessment or collection of Taxes. Since the Balance Sheet Date, no liability for Taxes has been incurred other than in the ordinary course of business. Target is not a party to any Tax sharing, Tax allocation, Tax indemnity or statute of limitations extension or waiver agreement and in the past five (5) years has not been included on any consolidated, combined or unitary return with any entity.

         2.11 Compensation. Target has provided Agouron with a true, correct and complete list of all directors, officers, employees or consultants of Target as of April 15, 1997, specifying their names and job designations, their dates of hire, the total amount paid or payable as wages, salaries or other forms of direct compensation, and the basis of such compensation, whether fixed or commission or a combination thereof. Target has provided and attached hereto as
Schedule 2.11, a
list setting forth all amounts (whether currently payable or payable in the future) relating to a change in control of Target to which current or former officers, directors or employees of Target are entitled or would become entitled after the Merger, under the terms of any benefit or other arrangements.

         2.12 Increases in Compensation. Except as set forth on Schedule 2.12, since April 15, 1997, Target has not paid or committed itself to pay to or for the benefit of any of its directors, officers, employees or stockholders any compensation of any kind other than Target Options and wages, salaries and benefits at times and rates in effect on April 15, 1997, subject to wage increases of less than ten percent paid or payable to employees other than officers and directors, nor has it effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement.

         2.13     Compliance with Law.

                  (a) All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of Target which are necessary to the conduct of Target's business ("Permits") are in full force and effect and Target is not in violation of any Permit in any material respect. The business of Target has been conducted in compliance with all applicable laws, regulations, orders and other requirements of governmental authorities,
including,   without  limiting  the  generality  of  the  foregoing,  all  laws, regulations and orders relating to employment practices and procedures, the health and safety of employees and export controls, except where any non compliance has not had, or would not have, a material adverse effect on the condition (financial or otherwise), business, stockholder's equity, assets, properties or operations of Target taken as a whole.

                  (b) There have been no judicial or administrative proceedings or other investigations and there are no judicial or administrative proceedings or other investigations pending or, to the best knowledge of Target, threatened alleging violation by Target of any local, state or federal laws, regulations and orders respecting the business of Target including, without limitation, laws, regulations and orders promulgated under the Food and Drug Administration Act and any foreign, state or local agencies regulating clinical laboratories; and Target has not received any notice of any investigation, claim or proceeding against Target by any such governmental entity and Target is not aware of any fact or circumstance which could involve Target in any such litigation, proceeding, investigation or claim or impose any such liability upon Target.

         2.14 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against Target, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on Target), and to Target's best knowledge none have been threatened. Target is aware of no facts which, if known to stockholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, stockholder's equity, assets, properties or operations of Target taken as a whole. Target is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

         2.15     Contracts.

                  (a) Target has provided Agouron with a true, correct and complete list, attached hereto as Schedule 2.15, of each executory contract and agreement in the following categories to which Target is a party, or by which it is bound in any respect: (i) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than $10,000
(ii) contracts or agreements for the joint performance of work or services, and all other joint venture or collaborative agreements;
(iii)  management or employment  contracts,  consulting  contracts, collective bargaining contracts, termination and severance agreements; (iv) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (v) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (vi) except as otherwise described in
Section 2.24, stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share of capital stock of Target; (vii) contracts or agreements with agents, brokers, consignees, sale representatives or distributors; (viii) contracts or agreements with any director, officer, employee, consultant, stockholder or relative thereof; (ix) powers of attorney or similar authorizations granted by Target to third parties; (x) licenses, sublicenses, royalty agreements and other contracts or agreements to which Target is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights as defined below, except for off-the-shelf business software licenses; (xi) confidentiality or similar agreements which restrict the actions or rights of Target; and (xii) to the extent not listed elsewhere in this Agreement, all other material contracts. As to any such contract or agreement which is not in writing, Schedule 2.15 provides an accurate summary thereof.

                  (b) Neither Target nor any of its officers has entered into any contract or agreement containing covenants limiting the right of Target to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

         2.16     No Default.

                  (a) Each of the contracts, agreements or other instruments referred to in Section 2.15(a) of this Agreement is, to Target's best knowledge, a legal, binding and enforceable obligation by or against Target, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). To Target's best knowledge, no party with whom Target has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which is material to the conduct of Target's business.

                  (b) Target has performed, or is now performing, the obligations of, and Target is not in default (nor would by the lapse of time and/or the giving of notice be in default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties which are material to the conduct of its business. Except for those matters which, individually or in the aggregate, do not and will not materially adversely affect the business of Target, no third party has raised any claim, dispute or controversy with respect to any of the executory contracts of Target, nor has Target received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Target with respect to its obligations under any of those contracts, nor, to the best knowledge of Target, are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

         2.17     Proprietary Rights.

                  (a) Schedule 2.17 sets forth in writing a true, correct and complete list of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefore, together with the jurisdiction by, or in which such patents and applications have been issued, registered or filed, owned by Target or in which Target has any rights or licenses. Schedule 2.17 also provides a listing of all agreements of Target with each current officer, employee or consultant of Target providing Target with title and ownership to patents, patent applications, trade secrets and inventions developed or used by Target in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

                  (b) Target owns or possesses or has the right to obtain licenses or other rights to use all patents, patent applications, trade secrets, copyrights, inventions, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), which are material to and are used in Target's business, and the same are sufficient to conduct Target's business as it has been and is now being conducted.

                  (c) To Target's best knowledge, the operations of Target do not conflict with or infringe, and no one has asserted to Target that such operations conflict with or infringe, any Proprietary Rights or any trademarks, trade names or service marks (collectively referred to as "Marks") owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Target with respect to any Proprietary Rights or Marks (other than those, if any, with respect to which service of process or similar notice may not yet have been made on Target), and none, to the best knowledge of Target, has been threatened against Target. To Target's best knowledge, there are no facts or alleged facts which would reasonably serve as a basis for any claim that Target does not have the right to use, free of any rights or claims of others, all Proprietary Rights and Marks in the research, development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of Target's business as it has been and is now being conducted.

                  (d) As an attachment to Schedule 2.17, Target has delivered to Agouron a list of any inter parties proceedings before any patent or trademark authority to which Target is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, oppositions, and protests. To the extent not otherwise included in the foregoing list, Target will also include in such list any pending applications for reissue or reexamination of a patent.

                  (e) Target has taken the measures described on Schedule 2.17(e) in order to maintain the confidentiality of the processes and formulae, research and development results and other know-how, the value of which to Target is contingent upon maintenance of the confidentiality thereof.

                  (f) Each employee and officer of Target has executed a Proprietary Information And Inventions Agreement ("Inventions Agreement") in the form attached hereto as Schedule 2.17(f). To Target's best knowledge no employee of Target is in violation of any material term of any employment contract, Inventions Agreement, noncompetition agreement, or any other contract or agreement relating to the relationship of any such employee with Target, or, to the knowledge of management of Target, any previous employer.

                  (g) To Target's best knowledge, Target's Proprietary Rights are free of any unresolved ownership disputes with respect to any third party and to Target's best knowledge there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of Target.

         2.18 Insurance. Target has provided Agouron with true, correct and complete copies of all policies of insurance to which Target is a party or is a beneficiary or named insured. A list of such policies is attached as Schedule
2.18. Target has in full force and effect, with all premiums due thereon paid, such policies of insurance. Target has received no notices of cancellation, termination or non-renewal with respect to such policies and has not been refused any insurances, nor has its coverage been limited, by any insurance carrier. All the insurable properties of Target are insured in amounts and coverages and against risks and losses as set forth on Schedule 2.18. There have been no claims asserted under any of the insurance policies of Target for the period from Target's inception to the date of this Agreement.

         2.19 Bank Accounts. Target has furnished to Agouron a true, correct and complete list, attached as Schedule 2.19, setting forth the names and addresses of all banks, other institutions and state governmental departments at which Target has accounts, money market accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of Target. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

         2.20 Brokers or Finders. Other than Lehman Brothers, Target has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Other than certain payments which will be owed to Lehman Brothers, Target has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.21 Certain Advances. Except as set forth on Schedule 2.21, there are no receivables of Target owing from directors, officers, employees, consultants or stockholders of Target, or owing by any affiliate of any director or officer of Target.

         2.22 Related Parties. To Target's best knowledge, no officer or director of Target, or any affiliate of any such person, has, either directly or indirectly, (a) an interest in any corporation, partnership, firm or other person or entity which competes, or to Target's knowledge potentially will compete, directly or indirectly, with Target, or (b) a beneficial interest in any contract or agreement to which Target is a party or by which Target may be bound. For purposes of this Section 2.22, there shall be disregarded any interest which arose solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

         2.23 Employees and Union Activities. Target has complied in all material respects with all applicable state and federal laws related to employment. None of Target's employees is represented by any union or are parties to any collective bargaining arrangement, and to the knowledge of the management of Target no attempts are being made to organize or unionize any of the Target employees.

         2.24     Benefit Plans.

                  (a) Target has identified on Schedule 2.24 each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other plans, agreements, or arrangements involving direct or indirect compensation (including any employment agreements entered into between Target and any employee of Target, but excluding worker's compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by Target for the benefit of any employee or former employee of Target under which Target has any present or future obligation or liability (collectively, the "Employee Plans"). Copies of all Employee Plans (and, if applicable, related trust agreements),
all   amendments   thereto  and  all   material   written interpretations
thereof,   including   (without   limitation)   summary   plan descriptions,
have been made available to Agouron, together with (a) the most recent annual report (Form 5500), including, if applicable, Schedule B thereto prepared in connection with any such Employee Plan and (b) the most recent actuarial valuation prepared in connection with any such Employee Plan. Target has identified to Agouron which of its Employee Plans, individually or collectively, constitute an "employee pension benefit plan,)' as defined in section 3(2) of ERISA (collectively, the "Pension Plans").

                  (b) No Pension Plan is subject to Title IV of ERISA, Part 3 of Subtitle B of Title I of ERISA or section 412 of the Code. No Pension Plan constitutes or has since the enactment of ERISA constituted a "multiemployer plan," as defined in section 3(37) of ERISA. No "prohibited transaction," as defined in section 406 of ERISA or section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Employee Plan which is covered by Title I of ERISA which would make Target or any officer or director thereof subject to any liability under Title I of ERISA or liable for any tax pursuant to section 4975 of the Code.

                  (c) To the best knowledge of Target, (i) each Pension Plan which is intended to be qualified under section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, except to the extent that the requirements for qualification may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder or under section 1140 of the Tax Reform Act of 1986, and
(ii) each trust forming a part of each such Pension Plan is exempt from tax pursuant to section 501(a) of the Code. Target has made available to Agouron copies of the most recent Internal Revenue Service determination letters with respect to each such Pension Plan. Each Pension Plan has been maintained substantially in compliance with its terms and with the applicable requirements of ERISA and the Code.

                  (d) Target has furnished to Agouron copies or descriptions of each employment, severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), vacation benefits, severance benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits which
(i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Target and (iii) covers any employee or former employee of Target. Such contracts, plans and arrangements as are described in this
Section 2.24(d) are herein referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangements.

                  (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Target relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1996.

                  (f) Target has materially  complied with the  requirements  of section 4980B of the Code with respect to any "qualifying event" (as defined in section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and to the actual knowledge of Target, no tax payable on account of section 4980B of the Code has been incurred with respect to any current or former employee of Target.

                  (g) Each Employee Plan or Benefit Arrangement complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder.

                  (h) There is no pending or, to the best knowledge of Target, threatened claim or litigation relating to any Employee Plan or Benefit Arrangement.

         2.25 Underlying Documents. All documents furnished to Agouron as set forth on the Schedules attached hereto are true, correct, and complete copies, and there are no amendments or modifications thereto, that have not been disclosed to Agouron.

         2.26 Full Disclosure. Any information furnished by or on behalf of Target to Agouron in writing pursuant to this Agreement (including, without limitation, all information and financial data pertaining to Target) and any information contained in the Schedules attached hereto, at any time prior to the Effective Time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

         2.27 Information Statement and Other Information. On the date Target mails to the Target stockholders its information statement and disclosure documents relating to the Merger and on the date its stockholders' meeting is held, and on the Effective Time, Target's information statement and disclosure documents will contain all material statements concerning
Target which are required to be set forth therein in accordance with any applicable federal or state securities or corporate laws, except for any disclosure obligations of Agouron under any federal or state securities laws, and at such respective times, the information statement will not include any untrue statement of a material fact concerning Target or omit to state any material fact concerning Target required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

         2.28 Preliminary Prospectus. The section entitled "Business" contained in the preliminary prospectus dated October 15, 1996, filed by Target with the SEC ("Preliminary Prospectus") as part of Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Reg. No.
333-09929),   when  read  in conjunction with the section entitled "Risk
Factors," did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading as of October 15, 1996. Target has not undertaken any obligation to update, and has not updated, any disclosure contained in the Preliminary Prospectus.

         2.29 Computer Programs and Databases. Schedule 2.29 describes in reasonable detail each of Target's proprietary computer programs and databases used by Target in its drug discovery efforts, including the computer language in which each of the programs is written (collectively the "Programs"). Target has used the Programs to develop its combinatorial libraries and Target has used certain of its combinatorial libraries to produce lead compounds, including the lead compounds described in Schedule 2.31. Target has provided to Agouron a true and complete copy of the Alanex Proprietary Software User's Manual documenting the key modules of Target's proprietary LiBrain software. The source code of the Programs is documented in a manner that is useable by a computer programmer experienced with ISIS databases, MDL programming language and C programming language. The Programs routinely perform substantially in accordance with the written specifications set forth in Schedule 2.29, so as to produce the results set forth in

Schedule 2.29, however, there is no guarantee that use of the Programs will lead to the discovery of lead compounds or the optimization of lead compounds. Target owns or has valid licenses to the Programs.

         2.30 Chemical Libraries. Schedule 2.30 accurately describes in all material respects the number of compounds, purity, and form of synthesized chemical compounds in Target's library as of April 15, 1997. Schedule 2.30 contains a list of reactions with reaction codes and schematics that have been entered into Target's database as of April 15, 1997. The listed reactions have been validated and entered into the database and each such reaction has been used in the construction of one or more libraries. As of April 15, 1997, Target's combinatorial library contained over 190,000 samples that are immediately retrievable. All such samples were synthesized in accordance with the practices and procedures outlined in Schedule 2.30. Target has followed the practices and procedures described in Schedule 2.30 with respect to the construction, synthesis, maintenance, and use of the combinatorial chemical library. To Target's best knowledge and belief, the library is adequate to deliver compounds for Target's current screening requirements.

         2.31 Target's Program Status. Schedule 2.31 accurately describes in all material respects Target's drug discovery programs as of April 18, 1997, including the number of compounds screened, the number of lead compounds, the program's molecular target or target's, therapeutic use, commercial rights, and other information related to Target's programs.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                       AGOURON AND ACQUISITION CORPORATION

         Except as otherwise set forth in the Schedules attached hereto (it being agreed that any item set forth in such Schedules having relevance to more than one of the following sections of this Agreement shall be recited in full or cross-referenced in each applicable section of the subject Schedule), Agouron and Acquisition Corporation represent and warrant to Target, and to and for the benefit of the Target Securityholders as of the date of this Agreement as follows:

         3.1 Organization. Each of Agouron and Acquisition Corporation is a corporation (a) duly organized, validly existing and in good standing under the laws of the State of California and Delaware, respectively; and (b) duly qualified and in good standing to do business in California and Delaware respectively. Each of Agouron and Acquisition Corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its respective business.

         3.2 Acquisition Corporation Capital Structure. The authorized capital stock of Acquisition Corporation consists of 100 shares of Common Stock, $.01 par value ("Acquisition Corporation Common"). Upon the execution of this Agreement, 100 shares of Acquisition Corporation Common were validly issued and outstanding and were held by Agouron of record and beneficially.

         3.3 Authority. Agouron and Acquisition Corporation have all requisite corporate power and authority to enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the related agreements contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Agouron and Acquisition
Corporation and by the stockholders  of  Acquisition  Corporation.   This
Agreement and the related agreements contemplated hereby and thereby have been duly executed and delivered by Agouron and Acquisition Corporation and constitute valid and binding obligations of Agouron and Acquisition Corporation, enforceable against each of them in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Provided the conditions set forth in Article 5 are satisfied, the execution and delivery of this Agreement, and the related agreements contemplated hereby do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, or result in the creation of any lien, encumbrance or restriction in favor of any third party upon any of the assets or properties of Agouron, under (a) any provision of the Articles of Incorporation or Bylaws of Agouron, (b) any provision of the Certificate of Incorporation or Bylaws of Acquisition Corporation or (c) any agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Agouron or Acquisition Corporation or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Agouron and Acquisition Corporation taken as a whole.

         3.4 Agouron Capital Structure. The authorized capital stock of Agouron consists of 75,000,000 shares of Common Stock, no par value, and 2,000,000 shares of Preferred Stock, no par value. At the close of business on March 31, 1997 (a) 13,669,169 shares of Agouron Common were issued and outstanding; (b) 5,447,473 shares of Agouron Common were reserved for issuance upon exercise of options (the "Agouron Options") under the 1985 Stock Option Plan, the 1990 Stock Option Plan and the 1996 Stock Option Plan, of which 3,983,706 options to purchase shares were outstanding and (c) 139,617 shares of Agouron Common were reserved for issuance under the Agouron Employee Stock Purchase Plan. In November, 1996, Agouron adopted a stockholder rights plan contemplating the issuance of rights to purchase Series B Preferred Stock to Agouron's common shareholders. Except as set forth above, there are no equity securities of any class of Agouron, or any security or obligation exchangeable into or exercisable for any equity securities of Agouron issued or outstanding or reserved for issuance. Except as set forth above, there are no options (other than under the Agouron stock option plans referred to above), warrants, calls, rights, commitments, or agreements of any character to which Agouron is a party or by which it is bound obligating Agouron to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Agouron capital stock or obligating Agouron to grant, extend or enter into any such option, warrant, call, right, commitment, or agreement.

         All of the outstanding shares of Agouron Common are, and any shares of Agouron Common issuable upon exercise of any Agouron Option, when issued pursuant to such exercise, will be duly authorized, validly issued, fully paid and nonassessable.

         3.5 Shares of Agouron Common. The shares of Agouron Common will, when issued and delivered to the Target Stockholders in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with applicable federal and state securities laws.

         3.6 Brokers or Finders. Other than PaineWebber Incorporated and Westview Securities Inc., neither Agouron nor Acquisition Corporation has dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Other than certain payments which will be owed to PaineWebber Incorporated and Westview Securities Inc., neither Agouron nor Acquisition Corporation has incurred, and neither shall incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.7 Agouron Financial Statements. Agouron has delivered to Target a complete and accurate copy of each report, schedule (other than registration statements), and definitive proxy statement filed by Agouron with the SEC on or after June 30, 1996 (the "Agouron SEC Reports"), which are all such reports and documents (other than registration statements) required to be filed by Agouron with the SEC since June 30, 1996. Each of the sets of financial statements (including, in each case, any notes thereto) contained in the Agouron SEC Reports (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto); and (iii) fairly presents the financial position of Agouron at the respective dates thereof and the results of operations and cash flows for the periods indicated.

         3.8 Litigation. Except as may be disclosed in the Agouron SEC Reports, there are no legal proceedings to which Agouron is a party or of which its property is subject which are material in relation to Agouron's financial statements.

         3.9 Absence of Changes. Between June 30, 1996, the date of Agouron's last audited financial statement, and the date of this Agreement, there has not been any event that has had or will have a material adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) of Agouron.

         3.10 Eligibility to Use Form S-3. As of the date of this Agreement, Agouron is eligible to use SEC Form S-3 to register for resale the shares of Agouron Common to be issued to the Target Stockholders in the Merger and will take all actions necessary in order to maintain such eligibility until such time as the shares of Agouron Common to be issued to the Target Stockholders in the Merger are registered, such registration statement has become effective and for a period of one (1) year following the Closing.

         3.11 Disclosure. None of the information to be supplied by Agouron or Acquisition Corporation for inclusion in Target's information statement to be sent to holders of Target Common will at the time such information statement is supplied to Target, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 4

                              ADDITIONAL AGREEMENTS

         4.1 Legal Conditions to the Merger. Each party will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other parties hereto in connection with any such requirements imposed upon the other parties in connection with the Merger. Each party will take all reasonable actions to obtain (and to cooperate with the other parties, if any, in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party, if any (or by the other parties), in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         4.2 Target Stockholders' Approval. Target agrees to use its best efforts to promptly submit this Agreement and any related matters to its stockholders for approval, by means of an information statement, all as provided by law and its Certificate of Incorporation and Bylaws, at a meeting which will be held as soon as practicable after the date of this Agreement.

         4.3    Delivery  of Stock  Certificates.  Subject to the provisions of
Article 8 hereof, Agouron will issue and deliver as and when required by the provisions of this Agreement, the certificates representing the shares of Agouron Common into which the shares of Target Common outstanding immediately prior to the Effective Time shall have been converted.

         4.4 Good Faith. Each party shall act in good faith in an attempt to cause to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence.

         4.5 Update to Disclosures. Without limiting a party's right to rely on the representations and warranties as of the date of this Agreement, each party shall provide the other parties with updates to the disclosures provided or made available to such parties as to material facts which arise between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Article 2 or 3, as the case may be, true and correct as of the date of this Agreement.

         4.6 No Solicitation. Unless and until this Agreement shall have been terminated pursuant to Section 10.1 hereof, neither Target nor any of its officers, directors, agents, representatives or affiliates shall, directly or indirectly, take any of the following actions with any party other than Agouron and its designees: (i) solicit, initiate or, except as required by law, including actions which the Target Board of Directors determines (after consultation with legal counsel) are required pursuant to
its fiduciary duties under   applicable  law,   participate  in  or  encourage
any  negotiations  or discussions   with   respect  to  any  offer  or  proposal
to acquire all or substantially all of Target's business, properties or capital stock whether by merger, purchase of assets, tender offer or otherwise,
(ii) except as required by law, including actions which the Target Board of Directors determines (after consultation with legal counsel) are required pursuant to its fiduciary duties under applicable law, disclose any information not customarily disclosed to any person concerning Target's business and properties or afford to any person or entity access to its properties, books or records, or (iii) assist or cooperate with any person to make any proposal to consummate a transaction of the type referred to in clause (i). In the event Target shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or (iii) above, or any request for disclosure or access pursuant to clause (ii) above, Target shall promptly inform Agouron as to any such offer or proposal and will cooperate with Agouron by furnishing any information Agouron may reasonably request. If Target or any Target Stockholder shall engage in any activity described in clause (i) through
(iii) above, whether or not required to do so pursuant to fiduciary duty or by law, and as a result thereof this Agreement is terminated, Target shall be liable to Agouron in the amount of $1,000,000 which shall be Agouron's sole and exclusive remedy.

         4.7 Exempt Transaction. Each party shall take all actions necessary or advisable for the issuance of shares of Agouron Common in connection with the Merger to qualify as a transaction exempt from the registration provisions of
Section 5 of the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D promulgated thereunder ("Regulation D"). In connection with the distribution to the Target Stockholders of the Information Statement, Target agrees to use its best efforts to cause each Target Stockholder to complete an
investment  representation   letter  in  a  form   provided   by   Agouron   (a
"Representation  Letter")  provided that any expense  Target incurs shall not be included in the expenses subject to Article 9. To the extent that Agouron or counsel for Agouron reasonably determines that a holder of Target Common is not sophisticated for purposes of Rule 506 of Regulation D, Target agrees that it shall retain a "Purchaser Representative" (as defined in Rule 501 of Regulation
D) to assist such holder(s) in evaluating the Information Statement and the investment decision represented by this Agreement and the transactions contemplated hereby (including, without limitation, the Merger).

         4.8 Lock-up. Each of the Principal Stockholders of Target agrees not to sell more than 25% of the Agouron Common, including Agouron Common issued on exercise of Target Options, received in the Merger within the first 12 month period following the Closing Date and will not sell more than a cumulative aggregate of 75% of such shares received in the Merger during the subsequent 12 month period without the written permission of Agouron. This lockup shall terminate at the end of the 24th month following the Closing Date.

         4.9 Adjustments of Agouron Common. If, prior to Closing, Agouron shall effect a stock split, reverse stock split, consolidation, reclassification, or other similar change to its capital stock or make any distribution of capital stock or any security convertible into Agouron capital stock to the holders of Agouron capital stock, the holders of Target Common and Target Options and Target Warrants shall have the right to receive upon such stock split, reverse stock split, consolidation, reclassification, or distribution that number of shares of Agouron Common such Holder would have been entitled to receive had the Closing been held immediately prior to such stock split, reverse stock split, consolidation, reclassification, or distribution.

         4.10 S-8 Registration of Agouron Common. At the time of closing of the Merger, Agouron shall prepare and file with the SEC a registration statement on Form S-8 registering for sale the shares of Agouron Common issuable upon exercise of the Target Options.

         4.11   Certain   Federal  Income  Tax Matters.   Target,  Agouron  and
Acquisition Corporation acknowledge and agree that (i) each of them intends the Merger to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) they will report the Merger as such a reorganization in any and all federal, state, and local income tax returns filed by them, and (iii) Agouron shall not knowingly take any action which will destroy the tax free status of the Merger, provided, however, Agouron may rely on an opinion of Pillsbury, Madison & Sutro LLP in this regard.

         4.12 Exchange Act Filings. Agouron and Acquisition Corporation acknowledge and agree that the Target Securityholders ability to sell the shares of Agouron Common to be received by each of them in the Merger may be dependent on the timely filing by Agouron of all reports which are required to be filed by Agouron pursuant to Section 13 of the Securities Exchange Act of 1934 ("Exchange Act"). Consequently, Agouron agrees to use its best efforts to timely file all Exchange Act reports required to be filed by it pursuant to Section 13 of the Exchange Act.

         4.13 Listing of Agouron Common. Agouron shall use its best efforts to obtain approval for the listing on The Nasdaq Stock Market, subject to official notice of issuance, of the shares of Agouron Common to be issued to the Target Securityholders in the Merger.

         4.14 Best Efforts. During the period from the date of this Agreement to the Closing Date, (i) Target shall use its best efforts to cause the conditions set forth in Section 5.1, to the extent it has control over such conditions, and Section 5.2 to be satisfied on a timely basis, and
(ii) Agouron and Acquisition Corporation shall use their best efforts to cause the conditions set forth in Section 5.1, to the extent either of them has control over such conditions, and Section 5.3 to be satisfied on a timely basis.

         4.15 Notification of Breach. During the period from the date of this Agreement to the expiration of the Escrow, Target, Agouron and Acquisition Corporation, as the case may be, shall promptly notify the others of any action or inaction by any of them or any other person which shall render inaccurate in any material respect any of the respective representations and warranties contained herein.

         4.16 Public Announcement. Agouron and Target shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and the transactions contemplated thereby and shall mutually agree as to the timing and content of such press release or public statement. Without limiting the generality of the foregoing, neither Target nor Agouron shall (and neither Target nor Agouron shall permit any of its representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or any transactions contemplated hereby or thereby, without the other party's prior consent, except as otherwise required to be made under applicable law.

         4.17 Tax Representations. Agouron and Acquisition Corporation hall provide Cooley Godward LLP with customary representation letters which Cooley Godward LLP will rely upon in rendering its tax opinion as contemplated by
Section 5.3(g).

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         5.1 Conditions to Obligations of Agouron, Acquisition Corporation and Target to Effect the Merger. The obligations of Agouron, Acquisition Corporation and Target to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Agouron, Acquisition Corporation and Target:

                  (a) Stockholder Approval. This Agreement shall have been approved and adopted by the required affirmative vote of the holders of the outstanding shares of Target Common.

                  (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement including any such requirements under applicable federal or state securities laws shall have been filed, occurred or been obtained, other than filings with and approvals by governments relating to the Merger if failure to make such filings or obtain such approvals would not be materially adverse to Agouron or Target.

                  (c) Third-Party Approvals. Any and all notices to or consents or approvals required from third parties in order to consummate the transactions contemplated herein relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of Agouron and Target shall have been given or obtained, as the case may be.

                  (d) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction shall be pending which, in the good faith judgment of Target or Agouron, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  (e) Statutes. No statute, rule or regulation shall have been enacted by any Governmental Entity which would (i) make the consummation of the Merger illegal, (ii) prohibit Agouron's or Surviving Corporation's ownership or operation of all or a material portion of the business or assets of Target, or compel Agouron or Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of Target, as a result of the Merger, or (iii) render Agouron, Target or Acquisition Corporation unable to consummate the Merger, except for any waiting period provisions.

         5.2 Conditions to Obligations of Agouron and Acquisition Corporation. The obligations of Agouron and Acquisition Corporation to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived by Agouron:

                  (a) Representations and Warranties. The representations and warranties of Target set forth in this Agreement shall be true, correct and complete in all material respects (without such qualification reducing the intended meaning of such representations and warranties) as of the Closing Date, and Agouron shall have received a certificate or certificates signed by the chief executive officer of Target to such effect.

                  (b) Performance of Obligations of Target. Target shall have performed in all respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Agouron shall have received a certificate signed by the chief executive officer of Target to such effect.

                  (c) Opinion of Target's Counsel. Agouron shall have received an opinion dated the Closing Date of Cooley Godward LLP., counsel to Target, substantially in the form attached hereto as Exhibit D.

                  (d) Resignation of Target Board of Directors. Each director of Target shall have submitted his or her resignation to be effective no l ater than the Effective Time.

                  (e) Due Diligence Review. Agouron shall have completed, to its satisfaction, a due diligence review of Target and not have discovered any material adverse condition in the financial condition, assets or liabilities of Target.

                  (f) Employment and Non-Compete Agreements. Execution of mutually acceptable employment and non-compete agreements with Marvin R. Brown, M.D., Alexander Polinsky, Atsuo Kuki, and John May.

                  (g) Consents. Target shall have obtained all material consents, waivers, and approvals set forth on Schedule 2.5.

                  (h) No Material Adverse Change. There shall not have been a material adverse change in the business, assets, properties, operations, or conditions (financial or otherwise) of Target since December 31, 1996.

                  (i) Escrow Agreement. An Escrow Agreement in the form attached hereto shall have been duly executed and delivered by Target.

                  (j) Dissenting Target Common. The number of Dissenting Target Common shall not exceed six percent (6%) of the Target Common outstanding at the record date set by Target for the stockholder's meeting called for the purposes of approving the transactions referred to herein.

         5.3 Conditions to Obligations of Target. The obligations of Target to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Target:

                  (a) Representations and Warranties. The representations and warranties of Agouron and Acquisition Corporation set forth in this Agreement shall be true, correct and complete in all material respects (without such qualification reducing the intended meaning of such representations and warranties) as of the Closing Date, except as otherwise contemplated herein or therein, and Target shall have received a certificate signed by the chief executive officer of Agouron to such effect.

                  (b)  Performance  of  Obligations  of Agouron and  Acquisition
Corporation. Agouron and Acquisition Corporation shall have performed in all respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Target shall have received a certificate signed by the chief executive officer of Agouron to such effect.

                  (c) Opinion of Agouron's Counsel. Target shall have received an opinion dated the Closing Date of Agouron's General Counsel, or of Pillsbury Madison & Sutro, counsel to Agouron, substantially in the form attached hereto as Exhibit C.

                  (d) Trading. There shall not have occurred and be in effect at the Effective Time any suspension in trading of shares of Agouron Common on any exchange or quotation system on which Agouron Common is trading.

                  (e) No Material Adverse Change. There shall not have been a material adverse change in the business, assets, properties, operations, or conditions (financial or otherwise) of Agouron since June 30, 1996.

                  (f) Listing of Additional Shares. The filing with The Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the shares of Agouron Common issuable to the Target Securityholders in the Merger shall have been made.

                  (g) Tax Opinion. The Target Securityholders shall have received an opinion of Cooley Godward LLP in a customary form to the effect that the Merger qualifies as a tax-free reorganization within Section 368(a) of the Code.

                  (h) Employment and Noncompetition Agreements. gouron shall have executed and delivered to each of Marvin R. Brown, M.D., Alexander Polinsky, Atsuo Kuki, and John May an employment agreement and noncompetition agreements, each containing terms and conditions acceptable to each respective party.

                  (i) Escrow Agreement. An Escrow Agreement in the form attached hereto shall have been duly executed and delivered by Agouron and the Escrow Agent.

                                    ARTICLE 6

                                     CLOSING

         6.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held not more than two (2) business days following the later of (a) the approval of the Merger by the stockholders of Target at the Target stockholders' meeting and (b) satisfaction of all other conditions precedent to the Merger specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Cooley Godward LLP in San Diego, California, at 10:00 A.M. on the Closing Date, or at such other time and place as Agouron, Acquisition Corporation and Target may agree upon in writing. The parties will use their best efforts to close the Merger within twenty-five (25) days of the execution of this Agreement, but in any event, not later than May 31, 1997.

         6.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date a fully executed and acknowledged Certificate of Merger along with any required related certificates of Target and Acquisition Corporation meeting the requirements of the Delaware General

Corporation Law shall be filed with the office of the Secretary of the State o Delaware, all in accordance with the provisions of this Agreement and applicable law.

         6.3    Registration Procedures and Expenses.  Agouron shall:

                  (a) as soon as  practicable  (but in any event  within  thirty
(30) days following the Closing and issuance of shares of Agouron Common with respect thereto (the "Issuance")), prepare and file with the SEC a registration statement on Form S-3 (the "Registration Statement") for the registration of an aggregate of (i) twenty-five percent (25%) of the shares of Agouron Common to be issued to the Principal Stockholders in the Merger; and (ii) forty-nine percent (49%) of the shares of Agouron Common to be issued to the holders of Target Common (other than the Principal Stockholders) in the Merger, in order to register with the SEC the resale of such Agouron Common by the Target Stockholders from time to time through the underwriters, agents or otherwise, in negotiated or market transactions or through the automated quotation system of The Nasdaq Stock Market or the facilities of any national securities exchange on which Agouron Common is then traded or in privately negotiated transactions;

                  (b) use best efforts, subject to the receipt of necessary information from the Target Stockholders, to cause the Registration Statement to become effective promptly after such Registration Statement is filed by Agouron with the SEC;

                  (c) use best efforts to prepare and file with the SEC such amendments and supplements to each Registration Statement and each prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of one (1) year following the Issuance (the "Registration Period") or, if earlier, until all of the Agouron Common have been sold pursuant thereto; provided, however, that Agouron shall not be deemed to have used best efforts to keep the Registration Statement effective if it voluntarily takes any action that would result in the Target Stockholders (other than for limited lock-up periods for all officers of Agouron as may be required by underwriters in any public offerings of Agouron securities) not being able to sell any of their respective Agouron Common pursuant to the Registration Statement unless (i) such action is required under applicable law or taken by Agouron in good faith and for valid business reasons, including, without limitations, the acquisition or divestiture of assets and (ii) Agouron promptly (but in any event within thirty (30) days) files such amendments and supplements with the SEC;

                  (d) furnish to the Target Stockholders with respect to the Agouron Common registered under the Registration Statement such number of copies of the Registration Statement (and exhibits thereto), prospectuses or preliminary prospectuses in conformity with the requirements of the Securities Act in order to facilitate the public sale or other disposition of such Agouron Common by the Target Stockholders;

                  (e) file documents required of Agouron for normal blue sky clearance in states reasonably specified in writing by any Target Stockholder; provided, however, that Agouron shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (f) file with The Nasdaq Stock Market a Notification Form for Listing of Additional Shares, if applicable, with respect to such Agouron Common and pay all fees and expenses incurred in connection therewith;

                  (g) bear all expenses in connection with the procedures of this Section 6.3 and the registration of the Securities pursuant to the Registration Statement, provided Target Stockholders shall be responsible for their own selling costs; and

                  (h) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder.

         6.4     Indemnification.

                  (a) For the purposes of this Section 6.4, the term "Selling Stockholders" shall mean the Target Stockholders who received Agouron Common pursuant to the terms of this Agreement, and such Target Stockholders' trustees, and each person who controls the Target Stockholders within the meaning of the Securities Act;

                  (b) the term "Registration Statement" shall include any final prospectus, exhibit, supplement, or amendment included in or relating to the Registration Statement referred to in Section 6.3; and

                  (c)  the  term  "untrue   statement"  shall  mean  any  untrue
statement or alleged untrue statement of a material fact contained in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which such statement is made, not misleading.

                  Agouron agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Stockholder and each person, if any, who controls such Selling Stockholders within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages, or liabilities to which such Selling Stockholders may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, or liabilities (including reasonable legal fees and other expenses incurred in the investigation and defense thereof) arise out of, or are based upon, any untrue statement or arise out of any failure by Agouron to fulfill any undertaking included in the Registration Statement or any violation by Agouron of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to Agouron, and Agouron will reimburse such Selling Stockholder or controlling person for any reasonable legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however, that Agouron shall not be liable in any such case to the extent that such loss, claim, damage, or liability arises out of, or is based upon, an untrue statement made in such Registration Statement based upon written information furnished to Agouron by or on behalf of such Selling Stockholder or Target, or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Stockholder prior to the written confirmation of the pertinent sale or sales by the Selling Stockholder.

                  The Selling Stockholders agree to indemnify and hold harmless, to the extent permitted by law, Agouron (and each person, if any, who controls Agouron within the meaning of Section 15 of the Securities Act, each officer of Agouron who signs the Registration Statement and each director of Agouron) from and against losses, claims, damages, and liabilities to which Agouron (or any such officer, director, or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement contained in a Registration Statement if such untrue statement was made based upon written information furnished by or on behalf of the Selling Stockholder, and the Selling Stockholder will reimburse Agouron (or such officer, director, or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending, or preparing to defend any such action, proceeding, or claim. In no event shall the liability of the Selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by the Selling Stockholder upon the sale of Agouron Common giving rise to such indemnification obligation.

                  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.4, such indemnified person shall notify the indemnifying person in writing of such claim or the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate under applicable standards or professions conduct, in the written opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. The failure of any indemnified party to notify an indemnifying party of any claim against such indemnified party in respect of which indemnity may be sought hereunder shall not relieve the indemnifying party from any liability unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party.

         6.5    Contribution. If the indemnification provided for in this
Article 6 is unavailable to the indemnified parties in respect of any losses, claims, damages, liabilities, or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, and judgments in such proportion as to reflect the relative fault of Agouron on the one hand and each Selling Stockholder on the other in connection with the statements, omissions, or acts which resulted in such losses, claims, damages, liabilities, or judgments, as well as any other relevant equitable considerations. The relative fault of Agouron on the one hand and of each Selling Stockholder on the other shall be determined by reference to, among other things, the acts of Agouron and of each Selling Stockholder that gave rise to the losses, claims, damages, liabilities, or judgments referred to herein, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access information and opportunity to correct of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE 7

              SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 All representations, warranties and covenants contained in this Agreement with respect to Target, Acquisition Corporation and Agouron and any certificate or other instrument delivered by or on behalf of any of them pursuant to this Agreement shall be continuous and shall survive the Closing of the Merger for a period that will terminate (except as to matters of fraud and intentional misrepresentation or intentional breach by the officers or directors of Target) on the first anniversary of the Closing Date (the "Escrow Period"); provided however, that thereafter the provisions of Article 8 hereof shall survive with respect to any claim made on or before the expiration of the Escrow Period until such time as such claim has been finally decided, settled or adjudicated. Notwithstanding anything contained herein to the contrary, neither Agouron nor the Target Stockholders, as the case may be, shall make any claim and there shall be no liability for any inaccuracy in or breach of any representation, warranty, or covenant for any matter disclosed to Agouron or Target, as the case may be, or which Agouron or Target, as the case may be, expressly waives in writing in order to consummate the Merger. For purposes of this Agreement, each statement or other item of information set forth in the Schedules attached hereto or in any update to the schedules shall be deemed to be a representation and warranty made by the party preparing such schedules in this Agreement.

         7.2 Indemnification by Target Stockholders. Subject to the limitations contained in Section 7.1, this Section 7.2 and Section 8, from and after the Effective Time, the Target Stockholders shall hold harmless and indemnify Agouron from and against, and shall compensate and reimburse Agouron for, any Damages (as defined in Section 7.6) which are directly or indirectly suffered or incurred by Agouron or to which Agouron may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by Target in this Agreement. Pursuant to
Section 8.1(a), Agouron's sole recourse for any Damages with respect to which indemnification is sought under this Section 7 shall be to the Escrow Shares.
In no event shall a Target Stockholder's liability for any Damages with respect to which indemnification is sought be in excess of such Target Stockholder's pro rata amount of the Escrow Shares and no Target Stockholder shall have any personal liability for any Damages except with respect to Damages determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach by the officers or directors of Target.

         7.3 Indemnification by Agouron and Acquisition Corporation. Subject to the limitations contained in Sections 7.1 and this Section 7.3, from and after the Effective Time, Agouron shall hold harmless and indemnify each of the Target Stockholders from and against, and shall compensate and reimburse each of the Target Stockholders for, any Damages which are directly or indirectly suffered or incurred by any of the Target Stockholders or to which any of the Target Stockholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by Agouron or Acquisition Corporation in this Agreement. Agouron shall only be liable under this Section to the extent Damages exceed $200,000 and shall not be liable to the extent Damages exceed twenty percent (20%) of the consideration delivered by Agouron in the Merger.

         7.4      Notice; Defense of Claim.

                  (a) If any party entitled to indemnification under Section 7.2 or Section 7.3 (the "Indemnified Party") shall receive notice or otherwise learn of the assertion by any other person or entity of any claim or of the commencement by any such person or entity of any action (a "Third Party Claim") with respect to which a party may be obligated to provide indemnification pursuant to Section 7.2 or Section 7.3 (the "Indemnifying Party"), such Indemnified Party shall give written notice thereof to the Indemnifying Party with ten (10) business days after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnified Party to give notice as provided in this Section 7.4 shall not relieve the Indemnifying Party of its obligations under Section 7.2 or Section 7.3, as the case may be, except to the extent that the Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Damages that has been or may be sustained by such Indemnified Party. Thereafter, such Indemnified Party shall deliver to the Indemnified Party within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim (including court papers).

                  (b) If, promptly after receipt by the Indemnifying Party of notice of any Third Party Claim as provided in Section 7.4(a), the Indemnifying Party shall give written notice to the Indemnified Party stating that it intends to assume the defense thereof, at its own cost, then the defense of such Third Party Claim, including selection of counsel reasonably satisfactory to the Indemnified Party, shall be by the Indemnifying Party and the Indemnified Party shall make no payment on such Third Party Claim as long as the Indemnifying Party is conducting a good faith and diligent defense. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding the foregoing, the Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel. If no such notice to assume the defense against a Third Party Claim is received by the Indemnified Party from the Indemnifying Party, the Indemnified Party shall, at the expenses of the Indemnifying Party, undertake the defense of such Third Party Claim, with counsel selected by the Indemnified Party, and shall have the right to compromise or settle the same exercising reasonable judgment.

                  (c) No Third Party Claim made against any Indemnified Party shall be settled without the prior written consent of the Indemnifying Party. Notwithstanding anything else in this Section 7.4 to the contrary, neither any Target Stockholder nor Agouron shall settle or compromise any Third Party Claim unless such settlement or compromise contemplates as an unconditional term thereof of the giving by such claimant or plaintiff to each related Target Stockholder or Agouron, as the case may be, a written release from all liability with respect to such Third Party Claim.

         7.5 Further Limitations on Indemnification. Notwithstanding the foregoing, the right to indemnification under this Section 7 shall be subject to the following:

                  (a) No Target  Stockholder  shall have liability under Section
7.2 except to the extent that the Damages exceed $400,000 in the aggregate for all Target Stockholders, in which event Target Stockholders shall be liable only to the extent the aggregate Damages exceed $400,000, subject to the provisions of this Section 7.

                  (b) No indemnification shall be payable pursuant to Sections 7.2 or 7.3, as the case may be, after the termination of the Escrow Period, except for claims for Damages made prior to such date but not then resolved.

                  (c) All indemnification claims made under Section 7.2 shall be satisfied in full by the cancellation of that number of Escrow Shares having a value determined in accordance with the terms of the Escrow Agreement and all indemnification claims made under Section 7.3 shall be satisfied in full by Agouron by a payment in cash equal to the amount of Damages for which such Indemnified Party is entitled to indemnification under this Section 7 pro rata to the indemnified parties immediately prior to the termination of the Escrow Period.

                  (d) The limitations of Sections 7.5(a), 7.5(b), and 7.5(c) shall not apply to any claim for Damages that are determined by a court of competent jurisdiction in a proceeding from which no further appeal is permitted to be taken to have been primarily caused by fraud or intentional misrepresentation or intentional breach of any officer or director of Target, Agouron or Acquisition Corporation.

                  (e) In determining  the amount of any indemnity under Sections
7.2 or 7.3, the Damages shall be reduced (including, without limitation, retroactively) by any insurance proceeds, tax benefit, or other similar recovery or offset realized, directly or indirectly, by the Indemnified Party actually recovered by or on behalf of such Indemnified Party in reduction of the loss giving rise to the claim for Damages.

         7.6 Definitions of "Damages." For the purpose of this Section 7, "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation), or expenses of any nature (provided that any such Damages on which Agouron or the Surviving
Corporation is entitled to receive or has received payment on or prior to the end of the applicable Escrow Period shall be reduced by any and all amounts received by Agouron under any insurance policy of Target in place prior to the Effective Time). Damages shall not include lost profits, lost savings, or other direct, special, incidental, or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if the Indemnitee has been advised of the possibility of such damages, except to the extent such Damages are included in amounts paid to third parties.

                                    ARTICLE 8

                                     ESCROW

         8.1 Escrow Obligations of Target Securityholders. Agouron shall be entitled to recover from the Escrow Fund (as defined below) all Damages which Agouron may suffer or incur to the extent of and by reason of the inaccuracy or breach of any of the representations, warranties and covenants of Target contained in this Agreement or any documents, certificates or agreements delivered pursuant hereto. Other than for fraud and intentional misrepresentation, Agouron agrees that the Escrow Fund shall be its exclusive remedy for recovery of any such Damages.

         8.2 Escrow Fund. On the Closing Date, immediately upon issuance by Agouron, and on behalf of the Target Securityholders, the Escrow Shares (as defined in Section 1.5(g)) shall be deposited with the escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and in the Escrow Agreement to be signed by all parties thereto, in substantially the form which is attached as Exhibit B hereto. Upon compliance with the terms hereof, Agouron shall be entitled to obtain relief from the Escrow Fund for all Damages covered by the obligations provided for in Section 8.1 hereof.

         8.3 Escrow Period. The Escrow Fund shall remain in existence until the end of the Escrow Period, except as otherwise provided by the Escrow Agreement.

                                    ARTICLE 9

                               PAYMENT OF EXPENSES

         Agouron, Acquisition Corporation and Target shall each pay its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel). Provided however, to the extent Target's fees and expenses (including investment banking, legal and accounting) exceed $600,000, the total number of shares of Agouron Common subject to the Merger will be reduced by the excess of Target's fees and expenses over $600,000 divided by the average closing market price of one share of Agouron Common for the five-day trading period prior to and including the Closing Date.

                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by the stockholders of Target:

                  (a) By mutual written consent of Agouron, Acquisition Corporation and Target;

                  (b) By Agouron or Acquisition Corporation, if there has been a material breach of this Agreement on the part of Target with respect to any of its covenants, representations or warranties contained herein and such breach has not been cured within 10 business days after written notice thereof from Agouron or Acquisition Corporation;

                  (c) By Target, if there has been a material breach of this Agreement on the part of Agouron or Acquisition Corporation with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured within 10 business days after written notice thereof from Target;

                  (d) By Agouron, Acquisition Corporation or Target if: (i) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (A) prohibit Agouron's or Target's ownership or operation of all or a material portion of the business of Target, or compel Agouron or Target to dispose of or hold separate all or a material portion of the business or assets of Target or Agouron as a result of the Merger or (B) render Agouron, Acquisition Corporation or Target unable to consummate the Merger. The party desiring to terminate this Agreement shall give written notice of such termination to the other parties;

                  (e) By Target if Target reasonably determines that the timely satisfaction of any condition set forth in Sections 5.1 or 5.3 has become impossible (other than as a result of any failure on the part of Target to comply with or perform any covenant or obligation of Target as set forth in this Agreement or in any other agreement or instrument delivered to Agouron or Acquisition Corporation); or

                  (f) By Agouron if Agouron reasonably determines that the timely satisfaction of any condition set forth in Sections 5.1 or 5.2 has become impossible (other than as a result of any failure on the part of Agouron or Acquisition Corporation to comply with or perform any covenant or obligation of Agouron or Acquisition Corporation as set forth in this Agreement or in any other agreement or instrument delivered to Target).

         10.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Agouron, Acquisition Corporation or Target, except for liability arising out of the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to its termination.

         10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         10.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) mutually extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties by another party contained herein or in any document delivered by such party pursuant hereto to and (c) waive compliance by another party with any of the agreements or conditions contained herein. Any agreement on the part of the parties hereto to any such extension or waiver shall be valid only if set forth in a writing signed on behalf of the party to be bound.

                                   ARTICLE 11

                                     GENERAL

         11.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by courier service, or by telecopy with confirmation copy sent by one of the above methods, as follows:

                  Agouron Pharmaceuticals, Inc.
                  10350 North Torrey Pines Road
                  La Jolla, California  92037
                  Attention:   Peter Johnson, President
                  Fax:  619-622-3298

with a copy to:

                  Agouron Pharmaceuticals, Inc.
                  10350 North Torrey Pines Road
                  La Jolla, California  92037
                  Attention:   Gary E. Friedman, Vice President and General
                               Counsel
                  Fax:  619-622-3297

and to:

                  Alanex Corporation
                  3550 General Atomics Court
                  San Diego, California  92121
                  Attention:   Marvin R. Brown, M.D. President
                  Fax:  619-455-3201

with a copy to:

                  Cooley Godward LLP
                  4365 Executive Drive, Suite 1100
                  San Diego, California  92121
                  Attention:   Barbara L. Borden, Esq.
                  Fax:  619-453-3555

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         11.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         11.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         11.4 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.

         11.5 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects, and shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall, except as to the provisions contained in Sections 10, 11, and 15 of the Letter of intent executed by the parties on April 8, 1997, and the Mutual Confidential Disclosure Agreement executed on March 19, 1997 which shall continue to apply, supersede all previous negotiations, understandings, agreements, commitments, and writings with respect to such subject matter. Except as expressly stated herein or in any of such other documents, no party makes any representations or warranties of any kind.

         11.6 Incorporation of Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         11.7 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

         IN WITNESS WHEREOF, Agouron, Acquisition Corporation and Target have caused this Agreement to be executed and attested by their respective officers, hereunto duly authorized, all as of the date first above written.

                                            AGOURON:
                                            Agouron Pharmaceuticals, Inc.,
                                            a California corporation


                                            By: /s/ Peter Johnson
                                                -----------------------------
                                                Peter Johnson, President

                                            ACQUISITION CORPORATION:
                                            Agouron Acquisition Corporation,
                                            a Delaware corporation


                                            By: /s/ Peter Johnson
                                                -----------------------------
                                                Peter Johnson, President

                                            TARGET:
                                            Alanex Corporation,
                                            a Delaware corporation


                                            By: /s/ Marvin R. Brown
                                                -----------------------------
                                                Marvin R. Brown, M.D., President

                             EXHIBITS AND SCHEDULES


EXHIBITS

       A          Amended and Restated Certificate
       B          Escrow Agreement
       C          Opinion of Pillsbury Madison & Sutro
       D          Opinion of Cooley Godward LLP


SCHEDULES

       2.2        Common, Option, and Warrant Holders
       2.3        Voting Trusts
       2.5        Required Consents
       2.6        March 31, 1997 Balance Sheet and December 31, 1995 and 1996
                  Financial Statements
       2.7        Business Changes
       2.8(c)     Environmental
       2.8(e)     Properties
       2.8(f)     Permits, Consents, and Approvals
       2.9        Personal Property
       2.10       Taxes
       2.11       Employee List
       2.12       Increases in Compensation
       2.15       Contracts
       2.17       Patents and Trademarks
       2.18       Insurance Policies
       2.19       Bank Accounts
       2.24       Employee Benefits
       2.29       Proprietary Computer Programs
       2.30       Description of Chemical Libraries
       2.31       Status of Drug Discovery Programs

[Pursuant to Regulation 229.601(b)(2), Agouron has omitted the above schedules and agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.]